EXHIBIT 99.1

      $2,900,000,000 Amended and Restated Senior Secured Credit Facilities
                   Summary of Principal Terms and Conditions

Borrower:                Allied Waste North America, Inc. ("AWNA" or the
                         "Borrower"), a Delaware corporation and a wholly owned subsidiary of Allied Waste Industries, Inc. ("Allied
                         Waste").

Transactions:            Allied Waste and the Borrower have consummated a series
                         of transactions pursuant to which (a) Allied Waste issued common stock in an underwritten public offering
                         (the "Common Equity Offering") and issued mandatory convertible preferred stock in a public offering (the
                         "Mandatory Convertible Offering", and together with the Common Equity Offering, the "Equity Offerings") for aggregate gross cash proceeds of $445,000,000, (b) the Borrower issued $450,000,000 aggregate principal amount of senior notes (the "Senior Notes") in a public offering (the "Senior Note Offering"), (c) a Subsidiary of the Borrower issued third party securities in an aggregate principal amount of $149,000,000 in connection with a securitization transaction (the
                         "Securitization") and (d) the Borrower has obtained the Facilities (as defined below). In connection with the foregoing, (a) all amounts outstanding under the Borrower's existing credit agreement dated as of July
                         21, 1999, as amended up to the date of effectiveness of the Facilities (the "Existing Credit Agreement"), were repaid and all commitments thereunder were replaced by the commitments under the Facilities and (b) fees and expenses incurred in connection with the foregoing were paid. The transactions described in this paragraph are collectively referred to herein as the "Transactions".


Sources and Uses:        The approximate sources and uses of the funds necessary
                         to consummate the Transactions are set forth on Annex I hereto.

Facilities:              $2,900,000,000 aggregate principal amount of senior
                         secured credit facilities, consisting of (a) a revolving credit facility in an aggregate principal amount of $1,500,000,000 (the "Revolving Facility"), all of which will be available to the Borrower in the form of letters of credit or revolving loans, (b) a term loan facility in an aggregate principal amount of $1,200,000,000 (the "Term Facility") and (c) an institutional letter of credit facility in an aggregate amount of $200,000,000 (the "Tranche A LC Facility", and together with the Revolving Facility and the Term
                         Facility, the "Facilities").


Joint Bookrunners and    J.P. Morgan Securities Inc. ("JPMorgan") and Citigroup
Joint Lead Arrangers:    Global Markets Inc. acted as joint lead arrangers and
                         joint bookrunners (in such capacities, the "Arrangers") for the Facilities.


Administrative and       JPMorgan Chase Bank ("JPMCB") is acting as sole and
Collateral Agent:        exclusive administrative agent and collateral agent (in
                         such capacities, the "Administrative Agent") for the Facilities.


Syndication Agent:       Citicorp North America, Inc. ("CNAI") is acting as sole
                         and exclusive syndication agent (in such capacity, the "Syndication Agent") for the Facilities.





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

Co-Documentation Agents: UBS Warburg LLC, Credit Suisse First Boston, acting through its Cayman Islands Branch, and Deutsche Bank Securities Inc. are acting as co-documentation agents for the Facilities.



Lenders: A syndicate of banks, financial institutions and other entities, including JPMCB and CNAI (collectively, the "Lenders"), arranged by the Arrangers in consultation with the Borrower.


Purpose: The proceeds of loans borrowed under the Term Facility were used, together with proceeds of the Equity Offerings, the Senior Note Offering and the Securitization, solely to repay amounts outstanding under the Existing Credit Agreement and to pay costs and expenses incurred in connection with the Transactions.


                         The proceeds of loans borrowed under the Revolving Facility will be used for general corporate purposes.


                         Letters of credit issued under the Revolving Facility and the Tranche A LC Facility (together, the "LC Facilities") will be used solely to support payment obligations incurred in the ordinary course of business by Allied Waste and its subsidiaries.

Letters of Credit:       Letters of credit under the Revolving Facility will be
                         issued in an amount up to $1,500,000,000 and letters of credit under the Tranche A LC Facility will be issued in an amount up to $200,000,000, in each case by JPMCB and other Lenders that may be appointed from time to time (in such capacity, the "Fronting Banks") for the account of the Borrower or other Loan Parties. Letters of credit under the Existing Credit Agreement were rolled into the LC Facilities and will remain outstanding thereunder. Each letter of credit issued under the Revolving Facility shall expire no later than the earlier of (a) the date that is 12 months after its date of issuance and (b) the fifth business day prior to the final maturity of the Revolving Facility. Each letter of credit issued under the Tranche A LC Facility shall expire no later than the earlier of (a) the date that is 12 months after its date of issuance and (b) the fifth business day prior to the final maturity of the Tranche A LC Facility.

                         Letters of credit shall be deemed to be issued and outstanding under the Tranche A LC Facility at any time
                         (i) when there is availability under the Tranche A LC Facility and (ii) at any time after the date on which the Revolving Facility matures. Drawings under any letter of credit shall be deemed to be drawn (i) first, to the extent that there are any letters of credit outstanding under the Revolving Facility and (ii) thereafter, under the Tranche A LC Facility. Letters of credit that expire or are otherwise terminated shall be deemed (i) first, to be letters of credit outstanding under the Revolving Facility and (ii) thereafter, under the Tranche A LC Facility.

                         Drawings under any letter of credit shall be reimbursed by the Borrower within one business day. To the extent that the Borrower does not reimburse the Fronting Banks within one business day, (i) if such unreimbursed


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                         obligations relate to letters of credit issued under
                         the Tranche A LC Facility, the Administrative Agent shall be irrevocably obligated to reimburse the Fronting Banks with funds deposited on the Closing Date by the Lenders under the Tranche A LC Facility in an account maintained by the Administrative Agent, pro rata based upon such deposits and (ii) if such unreimbursed obligations relate to letters of credit issued under the Revolving Facility, the Lenders under the Revolving Facility shall be irrevocably obligated to purchase from the Fronting Banks, pro rata based upon their commitments under the Revolving Facility, participations in the applicable letter of credit.


                         The issuance of all letters of credit shall be subject to the customary procedures of the Fronting Banks.

Swingline Loans:         The Revolving Facility includes a subfacility in an
                         amount of $50,000,000 which is available for swingline loans (the "Swingline Loans") from JPMCB and other
                         Lenders that may be appointed from time to time (in such capacity, the "Swingline Lenders") to be made on short notice on a same-day basis. Swingline Loans are required to be paid on the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least ten business days after such Swingline Loan is made. Swingline Loans may be prepaid at any time in whole or in part. Each
                         Revolving Lender will acquire an irrevocable and unconditional pro rata participation in each Swingline
                         Loan.

Incremental Term Loan    The Borrower may at any time establish an additional
and Incremental Letter   term loan facility (the "Incremental Term Loan
of Credit Facilities:    Facility") in an aggregate principal amount of up to
                         $250,000,000, provided that no default under the Facilities exists and the Borrower is in pro forma compliance with financial covenants. The Incremental
                         Term Loan Facility will be effected as a term loan facility which will mature and amortize in a manner reasonably acceptable to the Administrative Agent and the Syndication Agent, but will not in any event have a shorter average weighted life than the Term Facility or a maturity date earlier than that of the Term Facility.
                         The Incremental Term Loan Facility (i) will rank pari passu in right of payment and security with the other
                         Facilities (and the Incremental LC Facility (as defined below), if any) and (ii) except as set forth above, will be treated substantially the same as (and in any event no more favorably than) the Term Loan Facility
                         (including with respect to mandatory and voluntary prepayments). The yield on the Incremental Term Loan
                         Facility (taking into account upfront fees payable to Incremental Term Loan Facility lenders) may be higher than the then-current yield on the Term Facility and the Incremental LC Facility, but in each case by no more than 25 basis points (it being understood that the Term Facility and/or the Incremental LC Facility pricing, as the case may be, will be increased and/or additional fees will be paid to Term Facility lenders and/or Incremental LC Facility lenders to the extent necessary to satisfy such requirement). The Incremental
                         Term Loan Facility will be effected pursuant to an amendment to the Credit Agreement entered into among the Borrower, the Administrative Agent and the Incremental Term Loan Facility lenders, which will not require the consent of other Lenders.


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                         The Borrower may at any time establish an additional
                         institutional letter of credit facility (the
                         "Incremental LC Facility") in an aggregate principal amount of up to $500,000,000, provided that no default under the Facilities exists and the Borrower is in pro forma compliance with financial covenants. The Incremental LC Facility will be effected in a manner to be agreed upon and support the issuance of letters of credit. The Incremental LC Facility (i) will rank pari passu in right of payment and security with the other Facilities (and the Incremental Term Loan Facility, if any) and (ii) except as set forth above, will be treated substantially the same as (and in any event no more favorably than) the Tranche A LC Facility. The yield on the Incremental LC Facility (taking into account upfront fees payable to Incremental LC Facility lenders) may be higher than the then-current yield on the Term Facility and the Incremental Term Loan Facility, but in each case by no more than 25 basis points (it being understood that the Term Facility and/or the Incremental Term Loan Facility pricing, as the case may be, will be increased and/or additional fees will be paid to Term Facility lenders or Incremental Term Loan Facility lenders to the extent necessary to satisfy such requirement). The Incremental LC Facility will be effected pursuant to an amendment to the Credit Agreement entered into among the Borrower, the Administrative Agent and the Incremental LC Facility lenders, which will not require the consent of other Lenders.

Fees and Interest Rates: As set forth on Annex II hereto.

Availability:            The full amount of the Term Facility must be drawn in a
                         single drawing on the date on which definitive credit documentation for the Facilities is executed and delivered (the "Closing Date"). Amounts repaid or prepaid under the Term Facility may not be reborrowed.

                         Loans and letters of credit under the Revolving Facility will be available at any time on and after the Closing Date and prior to maturity in an aggregate amount outstanding at any time not greater than the commitments outstanding under the Revolving Facility at such time. Availability under the Revolving Facility will be reduced by outstanding letters of credit and outstanding swingline loans on a dollar-for-dollar basis. Amounts repaid (including as a result of any canceled letter of credit) under the Revolving Facility may be reborrowed, subject to the satisfaction of applicable borrowing conditions.


                         Letters of credit under the Tranche A LC Facility will be available at any time on and after the Closing Date and prior to maturity in an aggregate amount outstanding at any time not greater than the deposits under the Tranche A LC Facility minus the amount of deposits used to reimburse Fronting Banks with respect to unreimbursed obligations with respect to letters of credit.


                         Availability under the Tranche A LC Facility will increase to the extent that amounts previously applied to reimburse letters of credit deemed to be issued under such Facility are reimbursed by the Borrower.

Final Maturity and       Loans made under the Term Facility will mature on
Amortization:            January 15, 2010 and amortize at a rate of 1% per annum
                         (payable annually) with the remainder payable in full



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
                         at maturity. The maturity date will be accelerated to a date that is six months prior to the maturity dates of the indenture indebtedness of the Borrower due 2008 or 2009 (or, in the case of the indenture indebtedness of the Borrower due April 2008, to January 15, 2008) in the event that any such indenture indebtedness is not refinanced by the date that is six months prior to the maturity thereof.

                         The Lenders' commitments under the Revolving Facility will expire on January 15, 2008 and any outstanding loans thereunder will mature on such date.


                         The Lenders' deposits under the Tranche A LC Facility shall be returned to the Lenders on the date on which the Term Facility matures, and any outstanding letters of credit issued thereunder will mature on such date. Deposits under the Tranche A LC Facility will amortize at a rate of 1% per annum (payable annually) with the remainder returned to the Lenders in full at maturity.

Guarantees:              All obligations of the Borrower under the Facilities
                         and under any interest rate protection or other hedging agreements entered into with any Lender or any affiliate thereof and certain other Lenders under the Existing Credit Agreement (the "Hedging Arrangements") are unconditionally and irrevocably guaranteed (the
                         "Guarantees") by Allied Waste and by each of Allied
                         Waste's existing or subsequently acquired or organized direct or indirect domestic restricted subsidiaries
                         (collectively, the "Guarantors").

Security:                All obligations of the Borrower under the Facilities
                         and under any Hedging Arrangements and the obligations of the Guarantors under the Guarantees are secured by valid, perfected first-priority security interests in the following: (a) all the capital stock of or other equity interests in the Borrower and in Allied Waste's direct or indirect subsidiaries (provided that pledges of stock of foreign subsidiaries are limited to stock owned directly by domestic subsidiaries and, in the case of voting stock, are limited to 65% of such voting stock) and (b) all the tangible and intangible assets
                         (including but not limited to accounts receivable not used to secure obligations under permitted securitization transactions, inventory, contract rights, trademarks, trade names, patents, equipment, cash and proceeds of the foregoing), except for real property currently in use as landfill (the "Excluded
                         Property"), of Allied Waste, the Borrower and their domestic subsidiaries (collectively, the "Collateral").
                         Notwithstanding the foregoing, the obligations under the Facilities and the Hedging Arrangements and the obligations of the Guarantors under the Guarantees shall be secured by such portions of the Excluded
                         Property as may be designated by the Arrangers from time to time.

                         None of the Collateral is subject to any other liens, except to the extent required by pari passu security provisions of existing indenture debt of the Borrower or BFI or as otherwise permitted by the definitive credit documentation.

Mandatory Prepayments    The Borrower is required to make mandatory prepayments
and Commitment           of loans under the Term Facility in an aggregate amount
Reductions:              equal to (a) 50% of annual Excess Cash Flow of Allied


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                         Waste and its subsidiaries, (b) 100% of the net initial
                         proceeds of receivables securitizations, and (c) the Relevant Percentage (as defined in the Credit
                         Agreement) of (1) the net proceeds of certain dispositions by Allied Waste or any of its subsidiaries of assets (subject to the right to reinvest such proceeds on terms substantially similar to those set forth in the Existing Credit Agreement) or equity interests of subsidiaries and (2) the net proceeds of the issuance by Allied Waste or any of its subsidiaries of certain indebtedness; provided that (i) in the case of the issuance of senior indebtedness secured (on a pari passu basis with the Facilities) under the shared collateral arrangements relating to Collateral of BFI and its subsidiaries ("Senior Secured Debt"), (x) all net proceeds attributable to issuances of the initial $825,000,000 of Senior Secured Debt that matures after January 15, 2010 may be used to repay existing Senior Secured Debt that matures prior to January 15, 2010 and
                         (y) thereafter, net proceeds from issuances of Senior Secured Debt will be applied 50% to reductions of the Term Facility and 50% to the repayment of other Senior Secured Debt that matures prior to January 15, 2010 or, at such times as the Leverage Ratio is less than 3.75 to 1.00, 100% to the repayment of other Senior Secured Debt that matures prior to January 15, 2010, (ii) the Borrower is not required to prepay the Term Facility with the proceeds of subordinated indebtedness used substantially contemporaneously with the issuance thereof to refinance currently outstanding debt securities of the Borrower or any of its subsidiaries that matures at any time during or prior to 2010, (iii) except as set forth in clause (i) above, 100% of the net proceeds of the issuance by the Borrower or any of its subsidiaries of senior secured indebtedness shall be applied to the prepayment of the Term Facility and
                         (iv) subordinated indebtedness of the Borrower or its subsidiaries may not be refinanced with the net proceeds from the issuance of any senior or secured indebtedness.

                         Loans that are mandatorily repaid during Adjusted LIBOR interest periods are subject to the payment of breakage costs by the Borrower.

Optional Commitment and  Upon at least three business days' prior irrevocable
Deposit Reductions:      written notice, the Borrower may at any time in whole
                         permanently terminate, or from time to time in part permanently reduce, in minimum principal amounts of $5,000,000 or integral multiples of $1,000,000 in excess of $5,000,000, the commitments under the Revolving Facility or the deposits under the Tranche A
                         LC Facility; provided, that (i) any outstanding letters of credit or outstanding loans in excess of the reduced commitments under the Revolving Facility must be prepaid or canceled together with any related breakage costs or, in the case of letters of credit, cash collateralized and (ii) letters of credit outstanding under the Tranche A Facility and not reimbursed by the Borrower in excess of the reduced deposits must be cash collateralized.

                         Optional deposit reductions under the Tranche A LC Facility will be applied to scheduled deposit reductions, at the Borrower's option, in the order of maturity or on a pro rata basis.

Optional Prepayment:     Upon at least three business days' prior irrevocable
                         written notice, the Borrower may at any time prepay loans under each Facility in minimum principal amounts of $5,000,000 or integral multiples of $1,000,000 in


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
                         excess of $5,000,000, without premium or penalty, subject to reimbursement of breakage costs if prepayment of an Adjusted LIBOR loan occurs other than at the end of an applicable interest period.

                         Optional prepayments under the Term Facility will be applied to scheduled principal payments, at the Borrower's option, in the order of maturity or on a pro rata basis.


Documentation:           The documentation includes, among other documents, a
                         credit agreement, in the form of an amendment and restatement of the Existing Credit Agreement, entered into by the Borrower (the "Credit Agreement") and guarantee agreements, security agreements, pledge agreements and other appropriate collateral documents
                         (which, as appropriate, take the form of amendments and restatements of existing credit and security documents) incorporating the terms set forth herein, other customary terms and provisions and additional provisions that the Arrangers reasonably required in the context of the transactions contemplated hereby that were reasonably acceptable to the Borrower.


Representations          Customary for facilities and transactions of this type,
and Warranties:          including but not limited to accuracy of financial
                         statements; no material adverse change; absence of litigation; authorization and enforceability of loan documents; governmental approvals; effectiveness and no violation of agreements or instruments; compliance with laws (including but not limited to ERISA, margin regulations and environmental laws and regulations);
                         payment of taxes; ownership of properties; insurance;
                         inapplicability of the Investment Company Act and Public Utility Holding Company Act; solvency;
                         environmental matters; accuracy of information; labor matters; intellectual property; no defaults; absence of unpermitted liens; no burdensome restrictions; and validity, priority and perfection of security interests in the Collateral.

Conditions               Delivery of notice, accuracy of representations and
Precedent to all         warranties in all material respects and absence of
Borrowings:              defaults and events of default at the time of, and
                         after giving effect to, each borrowing.

Affirmative Covenants:   Customary for facilities and transactions of this type,
                         including, without limitation, maintenance of corporate existence and rights; performance of obligations;
                         delivery of financial information prepared in accordance with United States generally accepted accounting principles, including annual and quarterly consolidated financial statements, and compliance certificates; delivery of notices of default, litigation and other adverse matters; preparation of environmental reports; maintenance of properties in good working order; maintenance of satisfactory insurance; compliance with applicable laws and regulations (including environmental laws and ERISA);
                         inspection of books and properties; payment of taxes and other liabilities; further assurances in respect of guarantees and security interests; and use of proceeds and letters of credit.

                         The Borrower shall, within 90 days following the Closing Date, enter into, and maintain for 3 years, interest rate hedging arrangements reasonably satisfactory to the Arrangers to the extent required so that at least 50% of Allied Waste's consolidated indebtedness for borrowed money will bear interest at fixed rates.


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Negative Covenants:      Customary for facilities and transactions of this type,
                         but subject to agreed upon exceptions, including provisions that permit Allied Waste and its Restricted Subsidiaries to (i) enter into receivables securitization transactions in an aggregate principal amount up to $400,000,000 (provided that 100% of net initial proceeds of securitizations will be applied to reduce the Facilities), (ii) make cash dividend payments after June 30, 2004 on pay-in-kind preferred equity held by Blackstone, Apollo and the other equity sponsors at any time when the Leverage Ratio is 4.0 to
                         1.0 or higher, in a cumulative aggregate amount not in excess of $75,000,000, (iii) make cash dividend payments in an amount per year not in excess of the Borrower's portion of Excess Cash Flow for the immediately preceding fiscal year (less the amount expended during such current year in connection with other restricted payments permitted hereunder) at any time when the Leverage Ratio is less than 4.0 to 1.0,
                         (iv) make cash dividend payments with respect to the equity issued in connection with the Mandatory Convertible Offering, (v) refinance indebtedness that matures prior to the maturity of the Facilities with indebtedness (having equal or lesser seniority and security rights) that matures after the Facilities and refinance other indebtedness that matures in 2010 or earlier with new indebtedness, subject in each case to compliance with the mandatory prepayment obligations described above, (vi) repay indebtedness that matures prior to the maturity of the Facilities in an amount per year not in excess of the Borrower's portion of Excess Cash Flow for the immediately preceding fiscal year (less the amount expended during such current year in connection with other restricted payments permitted hereunder), (vii) repurchase outstanding common equity interests of Allied Waste at any time when the Leverage Ratio is 3.25 to 1.0 or lower in an amount per year not in excess of the Borrower's portion of Excess Cash Flow in the immediately preceding fiscal year (less the amount expended during such current year in connection with other restricted payments permitted hereunder) and
                         (viii) refinance indebtedness incurred under the Term Facility with indebtedness that matures on or after the maturity of the Term Facility.


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
Selected Financial       (a) Interest Coverage Ratio. Allied Waste and the
Covenants:               Borrower will not permit the Interest Coverage Ratio
                         for any period of four fiscal quarters ending during any period set forth below to be less than the ratio set forth below opposite such period:


                                                Period
                         -------------------------------------------------------------
                         Ratio                                              Minimum
                         -----                                              -------
                         March 31, 2003 through September 30, 2003       1.90 to 1.00
                         December 31, 2003 through September 30, 2004    2.00 to 1.00
                         December 31, 2004 through June 30, 2005         2.15 to 1.00
                         September 30, 2005 through June 30, 2006        2.25 to 1.00
                         September 30, 2006 through March 31, 2007       2.50 to 1.00
                         June 30, 2007 through September 30, 2007        2.75 to 1.00
                         December 31, 2007 and thereafter                3.00 to 1.00

                         (b) Leverage Ratio. Allied Waste and the Borrower will not permit the Leverage Ratio as of the last day of any fiscal quarter ending during any period set forth below to be more than the ratio set forth opposite such period:

                                   Period                                   Maximum Ratio
                                   ------                                   -------------
                         March 31, 2003 through September 30, 2003         5.75 to 1.00
                         December 31, 2003 through September 30, 2004      5.50 to 1.00
                         December 31, 2004 through September 30, 2005      4.75 to 1.00
                         December 31, 2005 through September 30, 2006      4.50 to 1.00
                         December 31, 2006 through September 30, 2007      4.00 to 1.00
                         December 31, 2007 and thereafter                  3.50 to 1.00


Events of Default:       Subject to grace periods set forth in the Credit
                         Agreement, nonpayment of principal, interest, fees or other amounts when due; violation of covenants;
                         inaccuracy of representations and warranties; cross default and cross acceleration to material indebtedness of Allied Waste or any of its subsidiaries; bankruptcy events; judgments; ERISA; actual or asserted invalidity of loan documents or security interests; and Change in Control (as defined in the Credit Agreement).

Cost and Yield           Substantially as set forth in the Existing Credit
Protection:              Agreement.

Assignments and          Lenders will be permitted to assign their loans, notes,
Participations:          commitments, deposit disbursements and deposits to
                         other financial institutions, in aggregate amounts not less than $1,000,000 and in increments of $1,000,000
                         (or the remaining amount of a Lender's commitment or deposit, if less than $1,000,000), subject to the consent of the Borrower (if no payment or bankruptcy event of default exists), the Administrative Agent, and, (i) in the case of loans or commitments under the Revolving Facility, the Swingline Lenders and the
                         Fronting Banks and (ii) in the case of deposits or deposit disbursements under the Tranche A LC Facility, the Fronting Banks, in each case, which consent shall not be unreasonably withheld. The Administrative Agent will receive a processing and recordation fee of $3,500, payable by the assignor and/or the assignee, with each assignment. Assignments will be by novation


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
                         and will not be required to be pro rata among the Facilities.

                         The Lenders will be permitted to participate in loans, commitments, deposits and deposit disbursements without restriction. Voting rights of participants shall be limited to customary matters.

Voting: Amendments and waivers of the Credit Agreement and the other definitive credit documentation will require the approval of Lenders holding more than 50% of the loans, commitments, deposits and deposit disbursements, except that (a) the consent of all the Lenders directly affected thereby shall be required with respect to (i) increases in commitments or deposits, (ii) reductions of principal, interest rates or fees, (iii) extensions of final maturity and (iv) except in connection with transactions otherwise permitted by the Credit Agreement, releases of guarantees or all or substantially all Collateral, (b) the consent of Lenders holding more than 80% of the loans and commitments of the Term Facility will be required with respect to extensions of scheduled amortization (other than final maturity) and to accelerations of amortization (including final maturity) and (c) the consent of Lenders holding more than 50% of the loans, commitments, deposit disbursements and deposits, as applicable, of each adversely affected Facility shall be required with respect to any amendment that adversely affects the rights in respect of payments or Collateral of such Facility in a manner different from the other Facility.

Expenses and             All reasonable out-of-pocket expenses (including but
Indemnification:         not limited to reasonable expenses incurred in
                         connection with due diligence and the reasonable fees, disbursements and other charges of a single New York legal counsel and such other local and special counsel as are reasonably necessary for the Administrative
                         Agent and Arrangers) of the Administrative Agent and the Arrangers associated with the syndication of the Facilities or with the preparation, execution and delivery, administration, waiver or modification and enforcement of the Credit Agreement and the other documentation contemplated hereby and thereby are to be paid by the Borrower. In addition, all reasonable out-of-pocket expenses of the Lenders for enforcement costs (including but not limited to the reasonable fees, disbursements and other charges for one counsel and one special counsel for all of the Lenders) and documentary taxes associated with the Facilities are to be paid by the Borrower.

                         The Borrower indemnifies the Arrangers, the Administrative Agent and the other Lenders and holds them harmless from and against all liabilities and all reasonable out-of-pocket costs and expenses (including fees, disbursements and other charges of counsel) of the Arrangers, the Administrative Agent and the other Lenders arising out of or relating to any claim or any litigation or other proceeding (regardless of whether the Arrangers, the Administrative Agent or any other Lender is a party thereto) that relates to the Transactions, including the financing contemplated hereby or any transactions connected therewith; provided that none of the Arrangers, the Administrative Agent or any other Lender is indemnified for any cost, expense or liability to the extent determined in the final nonappealable judgment of a court of competent jurisdiction to have resulted from its gross negligence or wilful misconduct.

Governing Law            New York.
and Forum:

Counsel for the          Cravath, Swaine & Moore.
Administrative Agent
and the Arrangers:

                                                                         ANNEX I
                            Sources and Uses of Funds
                           (in millions of US dollars)
                          (all figures are approximate)

SOURCES OF FUNDS
Revolving Facility                        $ 190.1
Term Facility                             1,200.0
Senior Notes                                450.0
Common Stock                                100.0
Mandatory Convertible Preferred Stock       345.0
Receivables Securitization                  150.0
                                         --------
TOTAL SOURCES                            $2,435.1
                                         ========


USES OF FUNDS(1)
Repay existing term loan A                 $899.1
Repay existing term loan B                  670.9
Repay existing term loan C                  805.1
Fees and Expenses                            60.0
                                         --------
TOTAL USES                               $2,435.1
                                         ========


--------
(1)  Term loan balances are as of 12/31/02

                                                                        ANNEX II

Interest Rates:          The interest rates under the Facilities will be, at the
                         option of the Borrower, as follows:

                         Revolving Facility

                         Adjusted LIBOR or ABR plus, in each case, the interest rate spread set forth on Schedule A below.

                         All Swingline Loans will be ABR Loans.

                         Term Facility

                         At any time when the Leverage Ratio is greater than or equal to 4.25 to 1.00, Adjusted LIBOR plus 3.25% per annum or ABR plus 2.25% per annum, and at any time when the Leverage Ratio is less than 4.25 to 1.00, Adjusted LIBOR plus 3.00% or ABR plus 2.00% per annum.

                         Tranche A LC Facility

                         The rate per annum applicable to ABR Term Loans, with respect to deposits disbursed to fund unreimbursed letters of credit.

                         A rate per annum, reset daily on each Business Day for the period until the next following Business Day, equal to such day's rate for one month LIBOR deposits, with respect to all other deposits.

                         The Borrower may elect interest periods of 1, 2, 3 or 6 months, or if available from all the Lenders, 9 or 12 months, for Adjusted LIBOR borrowings.

                         "ABR" means a rate per annum equal to the higher of (i) the rate of interest publicly announced by JPMCB as its prime rate in effect at its principal office in New York City and (ii) the federal funds effective rate from time to time plus 0.5%.

                         "Adjusted LIBOR" means a rate per annum equal to the London interbank offered rates, as reflected on the applicable Telerate screen (adjusted for statutory reserve requirements for eurocurrency liabilities), at which eurodollar deposits for one, two, three or six months (or nine or 12 months if available to all Lenders) are offered in the interbank eurodollar market, rounded upward, if necessary, to the next 1/100 of 1%.

                         Calculation of interest and fees will be on the basis of actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Prime Rate) and interest shall be payable at the end of each interest period and, in any event, at least every 3 months or 90 days, as the case may be.


Default Rate:            Overdue principal, interest and other amounts will bear
                         interest, in the case of principal, at the otherwise applicable interest rate plus 2% per annum, and in the case of any other amount, at the interest rate applicable to ABR loans plus 2% per annum.


Letter of Credit Fee:    A per annum fee equal to the spread over Adjusted LIBOR
                         under the Revolving Facility accrues on the aggregate face amount of outstanding letters of credit under the Revolving Facility, and a per annum fee equal to the spread over Adjusted LIBOR under the Term Loan Facility accrues on the aggregate face amount of outstanding letters of credit under the Tranche A LC Facility, payable in arrears at the end of each quarter and upon termination of the Revolving Facility or the Tranche A
                         LC Facility, as the case may be, in each case for the actual number of days elapsed over a 360-day year. Such fee shall be distributed to the Lenders participating in the Revolving Facility and the Tranche A LC
                         Facility, as applicable, pro rata in accordance with the amount of each such Lender's commitment under the Revolving Facility and such Lender's deposit under the Tranche A Facility. In addition, the Borrower shall pay to the Fronting Bank, for its own account, (a) 0.25% per annum on the aggregate face amount of outstanding letters of credit or the aggregate amount of deposits, as the case may be, payable in arrears at the end of each quarter and upon the termination of the Revolving
                         Facility or the Tranche A LC Facility, as the case may be, in each case for the actual number of days elapsed over a 360-day year, and (b) customary issuance and administration fees.

Commitment Fees:         0.75% per annum on the undrawn portion of the
                         commitments of each Lender. Commitment Fees begin to accrue on the Closing Date and are payable quarterly in arrears and upon any termination of all or any portion of the commitments under the Revolving Facility. For purposes of determining usage, letters of credit issued under the Revolving Facility will be taken into account and swingline borrowings will be disregarded.

                                                                        ANNEX II





                                                                             Interest Rate
                   Revolving Facility                                           Spread
-------------------------------------------------------                --------------------------
LEVERAGE RATIO                                                         LIBOR                ABR
                                                                         +                   +
greater than or equal to 5.25 to 1.00                                  3.25%               2.25%
less than 5.25 to 1.00 and greater than or equal to 4.75 to 1.00       3.00%               2.00%
less than 4.75 to 1.00 and greater than or equal to 4.25 to 1.00       2.75%               1.75%
less than 4.25 to 1.00 and greater than or equal to 3.75 to 1.00       2.50%               1.50%
less than 3.75 to 1.00                                                 2.25%               1.25%